SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 19, 2001


                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Virginia                        0-25060           52-1889548
       ------------------------      -----------------------  -----------------
    (State or other jurisdiction of       (Commission File     (IRS Employer
           incorporation)                     Number)        Identification No.)


     7170 Riverwood Drive
      Columbia, Maryland                                     21046
-------------------------------                         ---------------
(Address of Principal Executive Offices)                   (Zip Code)


                                 (443) 259-4900
              (Registrant's Telephone Number, Including Area Code):


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.           OTHER EVENTS.

Disclosure of Risk Factors

         Humphrey Hospitality Trust, Inc. is filing this Current Report on Form 8-K to describe various material risk factors that may affect our business, financial condition and operations.

         Some of the information you will find in our Securities Exchange Act of 1934 filings and our prospectuses or any prospectus supplements may contain "forward-looking" statements. Also, documents subsequently filed by our company with the Securities and Exchange Commission may contain similar forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," "estimates," "projects," "continues" or other similar words. These types of statements discuss future events or expectations or contain projections or estimates.

         When considering these forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual financial and operating results to differ materially and adversely from those contained in or implied by any forward-looking statement. The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual financial and operating results to be very different than those described by us in our SEC filings. Any statements made by us that are not historical facts should be considered to be forward-looking statements. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.

                                  RISK FACTORS

         Our ability to maintain our historic rate of distributions to our shareholders is subject to fluctuations in our financial performance, operating results and capital improvements requirements.

         As a real estate investment trust, or "REIT," we are required to distribute at least 95% (90% beginning in 2001) of our taxable income each year to our shareholders. To date, since our inception in 1994, we have not reduced our rate of distributions to our shareholders. In the event of downturns in our operating results and financial performance, or unanticipated capital improvements to our hotels, including capital improvements that may be required by our franchisors, we may need to reduce our rate of distributions to our shareholders. The amount of distributions are in the sole discretion of our board of directors. We cannot assure you either that we will continue to generate sufficient cash in order to fund distributions at the same rate as our current rate, or that our board will continue to maintain our distribution rate at the same levels as we have in the past.

         Among the factors that could adversely affect our results of operations and decrease our distributions to shareholders are decreased rent from the lessee of our hotels; increased debt

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

service requirements, including those resulting from higher interest rates on our variable rate indebtedness; and capital expenditures at our hotels, including capital expenditures required by the franchisors of our hotels. Among the factors that could reduce the rent we receive from our lessee are decreases in hotel revenues (since the rent paid by our lessee depends, in part, on the revenues from the hotels). Hotel revenue can decrease for a number of reasons, including increased competition from new hotel rooms and decreased demand for hotel rooms. These factors can reduce both occupancy and room rates at our hotels. Many of the following factors described in this Form 8-K can affect adversely the rent we receive from our lessee, our operating expenses and our ability to make distributions to our shareholders.

         Our inability to participate in operating decisions regarding our hotels may adversely affect our revenues.

         In order for us to continue to qualify as a REIT, we need to lease substantially all of our hotels to third parties. Under the terms of the leases, our ability to participate in operating decisions regarding the hotels is very limited. The lessee presently controls the daily operations of our hotels. We must depend on lease payments from our lessee for substantially all of our revenues. Even if we believe that our hotels are being operated inefficiently or in a manner that does not result in satisfactory rent payments to the partnerships that own our hotels, under some circumstances we may not be able to require a lessee to change the way our hotels are operated. Also, in the event that our lessee should become insolvent, our lease payments would be jeopardized, as would our ability to make distributions to our shareholders.

         Tax legislation enacted in 1999 will allow us to own up to 100% of the stock of a "taxable REIT subsidiary" beginning on January 1, 2001. Such a taxable REIT subsidiary can lease our hotels as long as it engages an "eligible independent contractor" to manage and operate the hotels. Although we do not currently intend to lease our hotels to one or more taxable REIT subsidiaries, we may decide to do so in the future.

         Our inability to obtain financing could limit our growth.

         We are required to distribute at least 95% (90% beginning in 2001) of our taxable income to our shareholders each year in order to continue to qualify as a REIT. As a result, our ability to fund capital expenditures, acquisitions or hotel development through retained earnings is very limited. Our ability to grow through acquisitions or development of hotels will be limited if we cannot obtain debt or equity financing. In the current capital market environment, we believe it would be difficult to obtain equity capital on reasonable terms.

         Neither our articles of incorporation nor our bylaws limits the amount of debt that we can incur. Our board of directors has adopted a current policy that limits our outstanding indebtedness to approximately 60% of the value of our hotel portfolio as determined by our lender. Our board can modify this debt limitation policy without shareholder approval. We cannot assure you that we will be able to obtain additional equity financing or debt financing or that we will be able to obtain any financing on favorable terms.



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

         Our debt service obligations could adversely affect our overall operating results, may require us to liquidate our properties and may jeopardize our tax status as a REIT. As of December 31, 2000, we had the capacity to borrow up to an additional $11 million under our board's current debt limitation policy, assuming all borrowings are used to fund additional investments in hotels. To the extent we cannot meet our debt service obligations, we risk losing some or all of our assets to foreclosure. Also, covenants applicable to our debt could impair our planned strategies and, if violated, will result in a default of our debt obligations. Adverse economic conditions could result in higher interest rates. Higher interest rates could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to our shareholders. We have obtained, and may obtain in the future, one or more forms of interest rate protection - in the form of swap agreements, interest rate cap contracts or similar agreements - to "hedge" against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will relieve the adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our hotel investments at times that may not permit us to get a maximum return on our investments in order to meet our debt service obligations.

         As of December 31, 2000, we had approximately $119 million outstanding under existing credit facilities with maturity dates ranging from 2001 to 2018. We cannot assure you that we will be able to obtain a new credit facility upon the expiration of our current lines of credit, or that the terms we obtain for a new credit facility will be as favorable to us as the terms of our existing lines of credit.

         Our ability to make distributions to our shareholders may be affected by factors in the hotel industry that are beyond our control.

Operating Risks

         Our hotels are subject to various operating risks found throughout the hotel industry. Many of these risks are beyond our control. These include, among other things, the following:

          o competition from other hotels. Our hotels compete with other hotel properties in their respective geographic markets. Many of our competitors have substantially greater marketing and financial resources than does our lessee;

          o         over-building  in  our  markets,   which  adversely  affects
                    occupancy and revenues at our hotels;

          o         dependence on business and commercial travelers and tourism;



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

          o increases in energy costs and other expenses, which may affect travel patterns and reduce the number of business and commercial travelers and tourists; and

          o adverse effects of general, regional and local economic conditions.

         These factors could adversely affect the amount of rent we receive and our lessee's ability to make lease payments, which in turn could adversely affect our ability to make distributions to our shareholders. Decreases in room revenues of our hotels will result in decreased lease revenues to our company under our system of leases, called percentage leases, which provide for annual rent equal to (1) a fixed annual base rent plus (2) percentage rent, which is based on each hotel's revenues.

Competition for Acquisitions

         We compete for investment opportunities with entities that have substantially greater financial resources than we do. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Hotel Business

         The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters, with the exception of our hotels located in Florida. This seasonality can be expected to cause quarterly fluctuations in our lease revenues. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowing in our first and fourth quarters in order to offset these fluctuations in revenues and to make distributions to our shareholders.

Investment Concentration in Particular Segments of Single Industry

         Our entire business is hotel-related. Our investment strategy is to acquire interests in limited service hotel properties. Therefore, a downturn in the hotel industry, in general, and the segments in which we operate, in particular, will have a material adverse effect on our lease revenues and amounts available for distribution to our shareholders.

Capital Expenditures

         Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels also require periodic capital improvements as a condition of keeping the franchise licenses. The costs of all of these capital improvements could adversely affect our financial condition and


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

amounts available for distribution to our shareholders. These renovations may give rise to the following risks:

          o         possible environmental problems;

          o         construction cost overruns and delays;

          o a possible shortage of available cash to fund renovations and the related possibility that financing for these renovations may not be available to us on affordable terms; and

          o uncertainties as to market demand or a loss of market demand after renovations have begun.

For the twelve months ended December 31, 2000, we spent approximately $5 million for capital improvements to our hotels, including approximately $1 million in franchisor-required renovations. In 2001, we expect to spend approximately $4 million for capital improvements to our hotels.

         Investment risks in the real estate industry generally may adversely affect our ability to make distributions to our shareholders.

General Risks of Investing in Real Estate

         Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments, and our income and ability to make distributions to our shareholders, depends upon the ability of our lessee to operate our hotels so as to maintain or increase room revenues and generate enough income in excess of operating expenses to make rent payments under the percentage leases. Both income from our hotels and our ability to make distributions to our shareholders may be adversely affected by changes beyond our control and our lessee's control, including the following:

          o adverse changes in national and local economic and market conditions;

          o changes in interest rates and in the availability, cost and terms of debt financing;

          o changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

          o the ongoing need for capital improvements, particularly in older structures;

          o         changes in operating expenses;



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          o         civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured and underinsured losses, and acts of war; and

          o         the relative illiquidity of real estate investments.

Uninsured and Underinsured Losses

         Each percentage lease specifies comprehensive insurance to be maintained on each of our hotels, including liability, fire and extended coverage. We believe this specified coverage is of the type and amount customarily obtained for or by hotel owners. However, various types of catastrophic losses, like earthquakes and floods, may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not be able to cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

         Noncompliance with governmental regulations could adversely affect our operating results.

Environmental Matters

         Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the owner of a contaminated property to clean up the property, even if the owner did not know of or was not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral. Under these environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, like a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. Furthermore, court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. One example is laws that require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used.

         Our company could be responsible for the costs discussed above if it found itself in one or more of these situations. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required, we commissioned studies - called "Phase I environmental site


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assessments," or "ESAs" - before we acquired our hotels. We obtained the ESAs to help us identify whether we might be responsible for cleanup costs or other costs in connection with our hotels. The ESAs on our hotels did not reveal any environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity. However, ESAs do not always identify all potential problems and sometimes do not identify all potential environmental liabilities. Consequently, we may have material environmental liabilities of which we are unaware.

Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1990, or the "ADA," all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants obtaining damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our ability to make distributions to our shareholders could be adversely affected.

         Fluctuations in our property taxes can adversely affect our ability to make distributions to our shareholders.

         Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our lease revenues and, therefore, our ability to make distributions to our shareholders, could be adversely affected.

         Operating our hotels under franchise agreements could adversely affect distributions to our shareholders.

         Substantially all of our hotels operate under franchise agreements and we are subject to the risks that are found in concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our particular brands. This could adversely affect our lease revenues and the amounts available for distribution to our shareholders.

         The maintenance of the franchise licenses for our hotels is subject to our franchisors' operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our lessee follow their standards. Failure by our company or our lessee to maintain these standards or other terms and conditions could result in a franchise license being canceled. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a franchise license if we do not make franchisor-required capital expenditures.



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

         If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the percentage leases require our lessee to maintain the franchise licenses for each of our hotels, a lessee's loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely effect our cash available for distribution to shareholders.

         Conflicts of interest may result in decisions not in your best interest.

         Because of James I. Humphrey, Jr.'s ownership in and positions with our company, Humphrey Hospitality Limited Partnership and the lessee, there are inherent conflicts of interest in the disposition and operation of the hotels. Consequently, the decisions made or actions taken by our officers and directors may not have fully reflected, and in the future may not fully reflect, your interests.

         There is no arm's-length bargaining on the agreements between our company and Mr. Humphrey or the lessee.

         The terms of the current hotel leases and other agreements between our company and Mr. Humphrey, Humphrey Hospitality Limited Partnership and/or the lessee were not negotiated on an arm's-length basis.

         We do not own any interest in the lessee.

         Mr. Humphrey is a director and officer of our company and the majority shareholder of the lessee. Consequently, he has a conflict of interest regarding the negotiation of lease terms and the enforcement of the leases and other agreements between our company and the lessee.

         The interests of certain limited partners of Humphrey Hospitality Limited Partnership may conflict with interests of our company upon the sale or refinancing of our hotels.

         Some of the limited partners of Humphrey Hospitality Limited Partnership, including some limited partners that are related to Mr. Humphrey and his affiliates, have unrealized gain associated with their interests in Humphrey Hospitality Limited Partnership. If Humphrey Hospitality Limited Partnership sells certain of the hotels or refinances or prepays principal on its indebtedness, some of the limited partners may incur adverse tax consequences. Therefore, our company's interests and those limited partners' interests could be different in connection with the disposition or refinancing of a hotel.

         The ability of our board of directors to change our major policies may not be in your interest.



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

         Our major corporate policies, including our debt, acquisition, financing, growth, operations and distribution policies, are determined by our board. Our board may amend or revise these and other policies from time to time without the vote or consent of our shareholders.

         Provisions of our articles of incorporation and Virginia law may limit the ability of a third party to acquire control of our company.

Ownership Limitation

         Our articles of incorporation provide that no person may directly or indirectly own more than 9.9% of our common stock or any series of our preferred stock. We refer to this limitation as the "Ownership Limitation." This may prevent an acquisition of control of our company by a third party without our board's approval, even if our shareholders believe the change of control is in their interest.

Staggered Board of Directors

         Under our articles of incorporation, our board has three classes of directors. Directors for each class are elected for a three-year term. The staggered terms of our directors may affect the ability to change control of our company, even if shareholders believe a change of control is in their interest. This staggered-board feature may also discourage offers or other bids being made for our capital stock at a premium over the market price.

Authority to Issue Preferred Stock

         Our articles of incorporation authorizes our board to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. The issuance of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

Virginia Anti-Takeover Statutes

         As a Virginia corporation, we are subject to various anti-takeover laws found in the Virginia Stock Corporation Act. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Virginia corporations against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of, our company, including transactions at a premium over the market price of our capital stock, even if shareholders believe that a change of control is in their interest.

         Our failure to qualify as a REIT under the federal tax laws will result in adverse tax consequences.



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

REIT Minimum Distribution Requirements

         In order to qualify as a REIT, among other requirements, each year we must distribute to our shareholders at least 95% (90% beginning in 2001) of our taxable income (other than any net capital gain). In addition, we will incur a 4% nondeductible excise tax if the actual amount we pay out to our shareholders in a calendar year is less than a minimum amount specified under the federal income tax laws. We have distributed and intend to continue to distribute our income to our shareholders so that we will satisfy the distribution requirement and avoid the 4% excise tax. However, because the hotel industry is seasonal, we could be required to include earnings in our taxable income for tax purposes before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a taxable year.

Failure to Qualify as a REIT

         We have operated and intend to continue to operate in a manner so as to qualify as a REIT for federal income tax purposes. If we fail to qualify as a REIT in any taxable year, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay the tax. Our payment of income tax likely would substantially decrease the amounts available to be paid out to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify.

Failure to Have Distributed Supertel Hospitality, Inc.'s Earnings and Profits

         At the end of any taxable year, a REIT may not have any accumulated earnings and profits (described generally for federal income tax purposes as cumulative undistributed net income) from a non-REIT corporation. Prior to the effective time of the merger between our company and Supertel Hospitality, Inc., Supertel paid a dividend to its stockholders of record in the amount of its accumulated earnings and profits for federal income tax purposes. Accordingly, we should not have succeeded to any of the accumulated earnings and profits of Supertel. However, the determination of accumulated earnings and profits for federal income tax purposes is extremely complex and Supertel's computations of its accumulated earnings and profits are not binding upon the Internal Revenue Service. Should the Internal Revenue Service successfully assert that Supertel's accumulated earnings and profits were greater than the amount distributed by Supertel, we may fail to qualify as a REIT.

         Our sale of assets acquired from Supertel within ten years of the merger will result in tax.

         We made an election pursuant to Internal Revenue Service Notice 88-19 with respect to the assets we acquired from Supertel in the merger. Pursuant to that election, if, within ten years after the merger with Supertel, we sell any asset acquired in the merger and recognize a taxable gain on such sale, we will be taxed at the highest corporate rate on an amount equal to the lesser of (1)


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the amount of gain that we  recognize  at the time of the sale or (2) the amount of gain that we would have recognized if we had sold the asset at the time of the merger for its then fair market value.

         Our ownership limitation may prevent you from engaging in certain transfers of our common stock.

         In order to maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. In addition, if any shareholder or group of related or affiliated shareholders of our lessee owns, actually or constructively, 10% or more of our stock, we likely would lose our REIT status. Our articles of incorporation contain the Ownership Limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or any series of our preferred stock by any person, subject to several exceptions. Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the Ownership Limitation.

         If anyone transfers shares in a way that would violate the Ownership Limitation or prevent us from continuing to qualify as a REIT under the federal income tax laws, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by our company or sold to a person whose ownership of the shares will not violate the Ownership Limitation. Anyone who acquires shares in violation of the Ownership Limitation or the other restrictions on transfer in our articles of incorporation bears the risk that he will suffer a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

         As described above, tax legislation enacted in 1999 will allow us to own up to 100% of the stock of a "taxable REIT subsidiary" beginning on January 1, 2001. Such a taxable REIT subsidiary can lease our hotels as long as it engages an "eligible independent contractor" to manage and operate the hotels." Although we do not currently intend to lease our hotels to one or more taxable REIT subsidiaries, we may decide to do so in the future.

         The market price of our equity securities may vary substantially.

         The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. An increase in market interest rates may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities. Other factors that could affect the market price of our equity securities include: (1) differences between our actual financial results or operations and those expected by investors and analysts; (2) changes in analysts' recommendations or projections; (3) changes in general economic or market conditions; and (4) broad market fluctuations.

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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HUMPHREY HOSPITALITY TRUST, INC.

January 19, 2001                       /s/  Paul J. Schulte
                                      --------------------------------------
                                      Paul J. Schulte
                                      Chairman of the Board and
                                      Chief Executive Officer



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